                                           [LOGO]
                                           BANK OF MONTREAL
                                           Chicago Branch
                                           115 South LaSalle Street, 12th Floor
                                           Chicago, Illinois 60603
                                           (312) 750-4300



                                  CONFIDENTIAL

                                 April 14, 1997



Loewen Group International, Inc.
4126 Norland Avenue
Burnaby, B.C.
Canada V5G 3S8

Attention: Paul Wagler
           Chief Financial Officer


Ladies and Gentlemen:

       Bank of Montreal is pleased to advise you that it is willing, subject to the terms and conditions contained in this letter and in either (but not both) the Summary of Terms and Conditions attached hereto as APPENDIX A (the "FACILITY TERM SHEET") or the Summary of Terms and Conditions attached hereto as APPENDIX B (the "BMO TERM SHEET"), as applicable, to (i)(x) grant to the Borrower an option (the "CREDIT FACILITY OPTION") to increase by $250,000,000 the credit available under the Credit Agreement (hereinafter defined) and (y) if the Credit Facility Option is exercised by you, commit $250,000,000 (the "CREDIT FACILITY COMMITMENT") toward the $250,000,000 increase (the
"FACILITY INCREASE") to the $750,000,000 Credit Agreement, dated as of May 15, 1996 (the "CREDIT AGREEMENT"; the credit facility evidenced by the Credit Agreement, after giving effect to the Facility Increase, is referred to as the "FACILITY") between Loewen Group International, Inc. (the "BORROWER"),
The Loewen Group Inc. ("TLGI"), Goldman Sachs & Co., the Lenders party thereto and Bank of Montreal, as Agent, L/C Issuer and Swing Line Lender, such Facility Increase to include the terms and conditions set forth in APPENDIX A, and (ii)(x) grant to the Borrower an option (the "BMO OPTION") for a $250,000,000 credit facility to be provided by Bank of Montreal to the Borrower and (y) if the BMO Option is exercised by you, underwrite all $250,000,000 (the "BMO COMMITMENT") of such $250,000,000 credit facility
(the "NEW FACILITY"), such New Facility to include the terms and conditions set forth in APPENDIX B; PROVIDED, HOWEVER, that, as is described herein, you may exercise only the Credit Facility Option or the BMO Option, but not both.

       Upon your acceptance of this letter (which acceptance in order to be valid shall include your designation below your signature hereto of either (but not both) the Sixty Day Option or the Ninety Day Option as the applicable Option period for purposes of both the Facility Term Sheet and the BMOT Term Sheet), and upon your subsequent exercise of either (but not both) the Credit Facility Option or the BMO Option, which exercise shall be deemed to be your selection of

April 14, 1997
Page 2

APPENDIX A hereto or APPENDIX B hereto, as applicable, as the term sheet to be applicable to this commitment letter (such option, as so exercised by you, the "OPTION", and APPENDIX A or APPENDIX B as so deemed to be selected by you pursuant to such exercise, the "TERM SHEET"), Bank of Montreal will, in consultation with the Borrower, endeavor as arranger to form a group of financial institutions (together with Bank of Montreal, the "BANKS") acceptable to Bank of Montreal and TLGI, to either (x) if you are deemed to have selected APPENDIX A as the applicable Term Sheet, become lenders under the Credit Agreement for all of the Facility Increase, or (y) if you are deemed to have selected APPENDIX B as the applicable Term Sheet, become lenders under the New Facility for all of the BMO Commitment. Such lenders in either case may include the existing Lenders under the Credit Agreement. However, subject to the final two paragraphs of the Term Sheet and the conditions precedent set forth in the Term Sheet, the grant by Bank of Montreal of the Credit Facility Option and the BMO Option and either the Credit Facility Commitment or the BMO Commitment, as applicable, under this letter is not contingent upon successful syndication of the Facility Increase or the New Facility, as applicable.

       Certain fees payable to Bank of Montreal in connection with the Option and Facility Increase or the New Facility, as applicable, are set forth in the Term Sheet. The Upfront Option Granting Fee payable to Bank of Montreal is
(x) 0.125% of the greater of the Credit Facility Commitment or the BMO Commitment, if the Sixty Day Option is elected, and (y) 0.250% of the greater of the Credit Facility Commitment or the BMO Commitment, if the Ninety Day Option is elected. Only one Upfront Option Granting Fee shall be payable in respect of Bank of Montreal's grant of both the Credit Facility Option and the BMO Option. The Upfront Granting Fee shall be payable on your acceptance of this letter. The Option Exercise Fee payable to Bank of Montreal in connection with the exercise of the Option and the syndication of the Facility Increase or the New Facility, as applicable, is 0.25% of the Credit Facility Commitment or the BMO Commitment, as applicable. The Option
Exercise fee shall be payable immediately upon the Borrower's exercise of the Option.

       To assist Bank of Montreal in its syndication efforts, you agree to provide upon its request all information and assistance reasonably deemed necessary by it to complete successfully the syndication of the Facility Increase or the New Facility, as applicable, including but not limited to information and projections prepared by you on your behalf relating to the transactions contemplated hereby. Without limiting the foregoing, you agree to make available your senior executive officers and other employees, and those of TLGI, to meet with and make presentations to potential Banks, to assist in the preparation of syndication materials and otherwise to assist Bank of Montreal in syndicating the Facility Increase or the New Facility, as applicable. Bank of Montreal reserves the right (in consultation with you) to allocate the Facility Increase or the New Facility, as applicable, among the Banks.

       In addition to the conditions to funding or closing set forth in the Term Sheet, Bank of Montreal's commitment to grant the Credit Facility Option and the BMO Option and provide financing hereunder is subject to, among other conditions, (i) the negotiations and execution of definitive documentation satisfactory to Bank of Montreal and the Banks (the "DEFINITIVE DOCUMENTATION"), (ii) there being no material adverse change in the reasonable opinion of Bank of Montreal in the financial condition, business, operations or, properties of the Borrower, TLGI

April 14, 1997
Page 3

and TLGI's consolidated group taken as a whole, from the date of acceptance of this letter and (iii) there being no material disruption of the financial markets in Bank of Montreal's reasonable opinion which affects pricing or availability of credit in a material way (such as, without limitation, imposition of a banking moratorium by federal or state banking authorities or impairment of primary syndication or secondary trading of facilities similar to that contemplated hereunder). In addition, all tax, accounting and legal matters incident to the transaction, including, without limitation, the definitive documentation, must be satisfactory in form and substance to all parties.

     Until the date on which both the Credit Facility Option and the BMO Option are granted, Bank of Montreal's willingness to participate in the transaction contemplated herein is subject to Bank of Montreal's continuing satisfaction with the financial condition, business, operations and properties of the Borrower, TLGI, and TLGI's consolidated group taken as a whole. If, on or before the date on which both the Credit Facility Option and the BMO Option are granted, Bank of Montreal's continuing review of the Borrower and its consolidated group discloses information, or Bank of Montreal otherwise discovers information not previously disclosed to it, which Bank of Montreal reasonably believes has a material adverse impact on the Borrower's financial condition, business, operations or properties taken as a whole, Bank of Montreal may, in its sole discretion, refuse to grant either or both of the Credit Facility Option and the BMO Option and withdraw either or both of the Credit Facility Commitment and the BMO Commitment.

     The Borrower hereby represents and covenants that all information and data concerning the Borrower, TLGI and their respective subsidiaries and affiliates (the "INFORMATION") which is made available to Bank of Montreal by or on behalf of the Borrower, TLGI or any subsidiary or affiliate thereof will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. In arranging for the syndication of the Facility Increase or the New Facility, as applicable, the Borrower acknowledges that Bank of Montreal will be using and relying primarily on the Information without independent verification thereof.

     The terms and conditions of the Credit Facility Option, the BMO Option, the Facility Increase, the Facility, and the New Facility, while substantially defined in the Facility Term Sheet or the BMO Term Sheet, as applicable, are not necessarily limited to those set forth therein.

     Whether or not the transaction contemplated herein is consummated, the Borrower hereby agrees to indemnify and hold harmless Bank of Montreal, and its directors, officers, employees and affiliates (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities or actions or other proceedings commenced or threatened in respect thereof, and expenses that arise out of, result from or in any way relate to this commitment letter, the Credit Facility Option, the BMO Option, the Credit Facility Commitment, the BMO Commitment or the providing or syndication of the Facility Increase or the New Facility, as applicable, and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or

April 14, 1997
Page 4

proceeding out of which any such expenses arise), other than any of the foregoing claimed by an indemnified person to the extent they have been incurred by reason of the gross negligence or willful misconduct of such person. Neither Bank of Montreal nor any of its subsidiaries or affiliates shall be responsible or liable to the Borrower or any other person for any consequential damages which may be alleged. The obligation contained in this paragraph will survive the exercise or expiration of the Credit Facility Option, the BMO Option and the closing of the syndication of the Facility Increase or the New Facility, as applicable.

     In addition, the Borrower hereby agrees to reimburse Bank of Montreal from time to time upon demand for its reasonable out-of-pocket costs and expenses incurred by Bank of Montreal in connection with the Credit Facility Option, the BMO Option, the Credit Facility Commitment, the BMO Commitment, the syndication of the Facility Increase or the New Facility, as applicable, and any related matters, regardless of whether Definitive Documentation is executed, the Credit Facility Option or the BMO Option is granted or exercised, or the Facility Increase or the New Facility, as applicable, is successfully syndicated.

     The terms contained in this letter and both the Facility Term Sheet and the BMO Term Sheet are confidential and, except for disclosure to your board of directors, officers and employees, to professional advisors retained by you in connection with this transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without Bank of Montreal's prior written consent. We hereby consent to your disclosure of the fact that you have entered into this letter and accepted the Term Sheet, the aggregate amount of the Credit Facility Commitment and the BMO Commitment, the aggregate amount of the Facility after giving effect to the Facility Increase, the aggregate amount of the New Facility, collateral therefor, and the conditions precedent to closing the Facility Increase or the New Facility, as applicable, in connection with offerings by you of your debt or equity securities, provided that you may not disclose information relating to pricing, fees and expenses. No such consent or disclosure shall create any third-party beneficiary as to the Credit Facility Commitment and the BMO Commitment, or any liability of Bank of Montreal or any of its directors, officers, employees or affiliates to you, any investor in any of such securities or any other person or entity.

     This offer will terminate at noon (12:00 p.m.), Vancouver time on April 22, 1997 unless on or before that time you sign and return by facsimile a copy of this letter and pay the Upfront Option Granting Fee described above, and the Credit Facility Commitment and the BMO Commitment will expire on June 16, 1997, if you elect the Sixty Day Option, or July 16, 1997, if you elect the Ninety Day Option, if the Option has not been exercised by you on or before such applicable date.

     If the foregoing is satisfactory to you, please indicate your agreement and acceptance below, designate below which Option period you have elected as being applicable to both the Facility Term Sheet and the BMO Term Sheet, and return a copy of this letter to us. Upon your delivery to us of a signed copy of this letter (completed as appropriate by you) and payment of the Upfront Option Granting Fee as set forth above, this letter agreement shall become a binding agreement under New York law as of the date so accepted.
Concurrently with our receipt thereof, each of the Credit Facility Option and the BMO Option will be deemed to have been granted by

April 14, 1997
Page 5


us on the terms set forth herein and in the Facility Term Sheet and the BMO Term Sheet, as applicable, unless we shall have notified you prior thereto that we refuse to grant either or both of the Credit Facility Option and the BMO Option in accordance with the terms of this letter.

      We are pleased to have this opportunity and look forward to working with you.

                                       Very truly yours,

                                       BANK OF MONTREAL

                                       By: /s/ Mary V. Roney
                                           -------------------------------
                                           Mary V. Roney

                                       Title: Director


ACCEPTED AND AGREED TO
this _____ day of April, 1997. The
undersigned elects:

    The Sixty Day Option
---
    The Ninety Day Option
---

LOEWEN GROUP INTERNATIONAL, INC.

By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

                                   APPENDIX A
                                   ----------

                         LOEWEN GROUP INTERNATIONAL, INC.
                         SUMMARY OF TERMS AND CONDITIONS


FACILITY:                     Option (as defined below) for U.S. $250,000,000
                              increase (the "FACILITY INCREASE") to existing
                              U.S. $750,000,000 Credit Agreement dated as of
                              May 15, 1996 for the Borrower agented by Bank of Montreal (the "CREDIT AGREEMENT"). Except as otherwise set forth herein, the terms of the Credit Agreement (as it may from time to time be amended) shall apply to the Facility Increase and the Facility Increase shall be documented pursuant to an amendment to the Credit Agreement.

OPTION TERMS:                 The Option shall be exercisable by the Borrower
                              at any time from and after acceptance by Bank of Montreal and the Borrower of this Summary of Terms and Conditions and the commitment letter
                              (the "COMMITMENT LETTER") to which this Summary is attached through and including, at the Borrower's election made at the time the Commitment Letter is accepted by the Borrower, either (x) June 16, 1997 (the "SIXTY DAY
                              OPTION"), or (y) July 16, 1997 (the "NINETY DAY
                              OPTION"; whichever of the Sixty Day Option and the Ninety Day Option is elected by the Borrower at the time it accepts the Commitment Letter, the "OPTION"). The Option shall be exercisable only in full and not in part. In order to exercise the Option, the Borrower shall give written notice to Bank of Montreal of such exercise (any such exercise, the "EXERCISE"). If the Option shall not have been exercised before 5:00 p.m. (Chicago time) on June 16, 1997 (if the Sixty Day Option is elected), or July 16, 1997 (if the Ninety Day
                              Option is elected), the Option shall expire, provided that all amounts previously paid by the Borrower in respect thereof shall be non-refundable.

BORROWER:                     Loewen Group International, Inc. ("LGII").

GUARANTOR:                    The Loewen Group Inc., a corporation incorporated
                              under the laws of the Province of British
                              Columbia ("TLGI").

AGENT:                        Bank of Montreal.

LENDERS: A group of lenders selected by the Agent in consultation with the Borrower, which lenders may include some or all of the existing lenders under the Credit Agreement (such lenders so selected, together with all continuing lenders under the Credit Agreement after, giving effect to the Facility Increase, and together with the Agent in its capacity.

                              as a lender, the "LENDERS"). The Lenders will not be selected until after the Exercise of the Option.

PURPOSE: General Corporate Purposes to include the refinancing of certain indebtedness, friendly acquisitions, and L/C issuances.

SECURITY:                     Pledge of shares of Canadian and US subsidiaries
                              shared ratably by all senior lenders under the Collateral Trust Agreement dated as of May 15,
                              1996. The obligations of the Borrower in respect of the Facility Increase shall be Class A Secured
                              Indebtedness under such Collateral Trust
                              Agreement.

FINAL MATURITY:               May 29, 2001 (subject to extension of the
                              Facility Termination Date pursuant to Section
                              2.18 of the Credit Agreement).

EXTENSION OPTIONS:            Two one-year extensions of the Facility Increase
                              (any such extension to include the existing commitments under the Credit Agreement) at the Borrower's request and at the Lenders' option on the terms set forth in the Credit Agreement.

AGENCY FEE:                   US $100,000 per annum payable at each anniversary
                              date (May 29) of the Credit Agreement as provided in the Credit Agreement.

UPFRONT OPTION GRANTING FEE:  0.125% on $250,000,000, if the Sixty Day Option
                              is elected, or 0.25% on $250,000,000, if the
                              Ninety Day Option is elected, payable by the Borrower upon acceptance by the Borrower and Bank of Montreal of this Summary of Terms and Conditions and the Commitment Letter as consideration for Bank of Montreal to grant the Option and keep the Option exercisable by the Borrower until June 16, 1997 or July 16, 1997, as applicable.

OPTION EXERCISE FEE:          0.25% on $250,000,000 payable by the Borrower
                              immediately upon the Exercise of the Option.

COMMITMENT FEE:               A per annum fee (per the applicable pricing
                              grid below), calculated on a 360-day basis payable on the average daily unused portion of the Aggregate Commitment under the Credit
                              Agreement after giving effect to the Facility
                              Increase payable quarterly in arrears to the Lenders ratably in proportion to their commitments from the Closing Date for the Facility Increase until termination of the Credit Agreement.

INTEREST RATES:                   The Borrower will have the option of either:
                                  - The ABR + Applicable Margin in the
                                    applicable pricing grid
                                  - LIBOR + Applicable Margin in the applicable
                                    pricing grid
                                  - Fixed CD + Applicable Margin in the
                                    applicable pricing grid
                                  - Letters of Credit at the Applicable Margin
                                    for LIBOR plus a 12.5 bps fee to the
                                    fronting bank.

PRICING GRID:

After giving effect to an amendment (the "AMENDMENT") to the Credit Agreement which may become effective with the approval of all of the Lenders following the acceptance by the Borrower and Bank of Montreal of this Summary of Terms and Conditions and the Commitment Letter, pricing in the period from January 1, 1997 through the Borrower's receipt of Equity Proceeds (as hereinafter defined) is to be based on previous quarter Debt/Adjusted EBITDA ratios as follows:


---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                      LEVEL A                 LEVEL B                      LEVEL C                    LEVEL D
---------------------------------------------------------------------------------------------------------------------


Consolidated                           greater than 5.00 and       greater than 5.50 and        greater than 5.75 and
Indebtedness/      less than=5.00      less than = 5.50            less than = 5.75             less than = 6.00
Adjusted EBITDA
---------------------------------------------------------------------------------------------------------------------
Commitment Fee     25.0bps             25.0bps                     25.0bps                      25.0bps
---------------------------------------------------------------------------------------------------------------------
LIBOR Margin/      87.5bps             100.0bps                    125.0bps                     125.0bps
L/C Fee
---------------------------------------------------------------------------------------------------------------------
CD Margin          100.0bps            112.5bps                    137.5bps                     137.5bps
---------------------------------------------------------------------------------------------------------------------
ABR Margin         0                   0                           25.0bps                      37.5bps
---------------------------------------------------------------------------------------------------------------------
Quarterly Excess   0                   $250,000                    $250,000                     $500,000
Leverage Fee
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



Usage Fee: spreads will increase by 7.5 bps when usage is over 65% of the Facility

For all periods thereafter, pricing is to be based on TLGI's public debt ratings as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     LEVEL I        LEVEL II   LEVEL III   LEVEL IV   LEVEL V
--------------------------------------------------------------------------------
Credit Quality of    A- or better   BBB/BBB+   BBB-        BB+        BB or
TLGI                                                                  Lower
--------------------------------------------------------------------------------
Commitment Fee       17.5 bps       15.0 bps   17.5 bps    20.0 bps   37.5 bps
--------------------------------------------------------------------------------
LIBOR Margin/        25.0 bps       35.0 bps   45.0 bps    70.0 bps   100.0 bps
L/C Fee
--------------------------------------------------------------------------------
CD Margin            37.5 bps       47.5 bps   57.5 bps    82.5 bps   112.5 bps
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     LEVEL I        LEVEL II   LEVEL III   LEVEL IV   LEVEL V
--------------------------------------------------------------------------------
ABR Margin           0              0          0           0          12.5 bps
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Usage Fee: Spreads will increase by 7.5 bps when usage is over 65% of the Facility except under Level I and except under the ABR Margin.

Notwithstanding the foregoing, if the Amendment does not become effective, then pricing for all periods will be determined as set forth in the Credit Agreement.

GENERAL PROVISIONS
RELATING TO INTEREST RATES:       The provisions of the Credit Agreement
                                  regarding interest rates shall be
                                  applicable to the Facility Increase.
                                  LIBOR Rate interest periods shall be one, two, three, or six months. Fixed CD Rate interest periods shall be 30, 60, 90 or 180 days. Interest on ABR loans shall be payable quarterly in arrears, upon any prepayments and final maturity. Interest on LIBOR Rate loans or Fixed CD Rate loans shall be payable in arrears on the last day of each interest period and, in the case of an interest period longer than three months, quarterly, upon any prepayment and at final maturity.
                                  Interest on ABR loans shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year.
                                  Interest on LIBOR Rate loans and Fixed CD
                                  Rate loans and fees shall be calculated
                                  for actual days elapsed on the basis of a 360-day year.

                                  The Credit Agreement provisions relating to yield protection, availability and capital adequacy shall also be applicable to the Facility Increase. After default, the interest rate will be equal to the applicable rate of interest plus 2% per annum.

DRAWDOWNS:                        Drawdowns will be permitted on the terms
                                  set forth in the Credit Agreement, which terms include that such drawdowns shall be in minimum amounts of $10MM with additional increments of $1MM for all loans. Drawdowns are at the Borrower's option upon notice by 10:30 a.m. (Chicago time):
                                  (1) on the Borrowing date for ABR Loans;
                                  (2) two business days prior for fixed CD
                                      Rate Loans; and
                                  (3) three business days prior for LIBOR
                                      Rate Loans.

PREPAYMENTS:                      Prepayments will be permitted on the terms
                                  set forth in the Credit Agreement, which terms include that ABR Loans may be prepaid in a minimum amount of $10MM at any time with the same day's notice by 11:00 a.m. (Chicago time), and that LIBOR
                                  Rate and Fixed CD Rate Loans may be
                                  prepaid in whole before the end of the
                                  applicable interest
                          period, subject to payment of applicable breakage costs by the Borrower, upon notice by 11:00 a.m. (Chicago time) on the same day, two business days prior for Fixed CD Rate Loans, or three business days prior for LIBOR Rate Loans.

TERMINATION OR
REDUCTION OF
COMMITMENTS:              Unused Commitments in amounts of $10,000,000 may be
                          terminated at any time upon three business day's notice,

CONDITIONS PRECEDENT
TO FACILITY INCREASE:     Usual and customary conditions precedent, including,
                          but not limited to, the following:
                          a) approval by Required Lenders shall have been
                             obtained which approval will be solicited concurrently with general syndication of the Facility Increase after the Exercise of the Option;

                          b) not less than US$250,000,000 of equity ("EQUITY
                             PROCEEDS") shall have been raised in connection with the anticipated equity issue by TLGI (such equity issue to be on substantially the terms previously described by the Borrower to Bank of Montreal);

                          c) confirmation that the Borrower's obligations in
                             respect of the Facility Increase can be registered as Additional Secured Indebtedness under the Collateral Trust Agreement and qualify thereunder as Class A Secured Indebtedness;

                          d) no Default or Unmatured Default shall have
                             occurred and be continuing;

                          e) all representations and warranties of
                             the Borrower and the Guarantor set forth in the Credit Agreement and all related documents shall be true and correct; and

                          f) completion of documentation satisfactory to the
                             Agent and Lenders' counsel.

CONDITIONS PRECEDENT
TO SUBSEQUENT LOANS:      As set forth in the Credit Agreement, including,
                          but not limited to, the following:
                          a) continued accuracy of representations and
                             warranties; and
                          b) absence of Default or Unmatured Default.

REPRESENTATIONS AND
WARRANTIES:               As set forth in the Credit Agreement.

REPORTING REQUIREMENTS:   As set forth in the Credit Agreement.

COVENANTS:                As set forth in the Credit Agreement.

FINANCIAL COVENANTS:      As set forth in the Credit Agreement.

EVENTS OF DEFAULT:        As set forth in the Credit Agreement.

ASSIGNMENT:               Each Lender may, in its sole discretion, sell
                          participations and assignments of the terms set forth in the Credit Agreement, which terms include that any such participations and assignments must be in minimum amounts of $5MM, and with the consent of the Borrower and the Agent to prospective assignees (and the Borrower shall release the assignor Lender for the amount so assigned).

REQUIRED LENDERS:         Lenders holding at least 66 2/3% of the commitments
                          and/or outstanding loans under the Credit Agreement, after giving effect to the Facility Increase.

TAXES: All payments will be made free and clear of any present or future domestic or foreign taxes, withholdings or deductions, whatsoever, in accordance with the terms set forth in the Credit Agreement.

GOVERNING LAW:            State of New York.

LENDERS COUNSEL:          Mayer, Brown and Platt.

MARKET CONDITION:         This Summary of Terms and Conditions is prepared as
                          of April 14, 1997 and may not prevail depending on market conditions and a clear market in which to syndicate the Facility Increase.

ANY UNDERWRITING OF THIS TRANSACTION IS SUBJECT TO THERE BEING NO MATERIAL DISRUPTION OF THE FINANCIAL MARKETS IN BANK OF MONTREAL'S REASONABLE OPINION WHICH IMPACTS PRICING OR AVAILABILITY OF CREDIT IN A MATERIAL WAY (SUCH AS, WITHOUT LIMITATION, IMPOSITION OF A BANKING MORATORIUM BY FEDERAL OR STATE BANKING AUTHORITIES OR IMPAIRMENT OF PRIMARY SYNDICATION OR SECONDARY TRADING OF FACILITIES SIMILAR TO THAT CONTEMPLATED HEREUNDER). IN ADDITION, ALL TAX, ACCOUNTING AND LEGAL MATTERS INCIDENT TO THE TRANSACTION INCLUDING, WITHOUT LIMITATION, THE DEFINITIVE DOCUMENTATION MUST BE SATISFACTORY IN FORM AND SUBSTANCE TO BANK OF MONTREAL AND ITS LEGAL COUNSEL.

                                   APPENDIX B

                         LOEWEN GROUP INTERNATIONAL, INC.
                         SUMMARY OF TERMS AND CONDITIONS


FACILITY:                    Option (as defined below) for a U.S. $250,000,000
                             credit facility (the "NEW FACILITY") for the Borrower to be agented by Bank of Montreal.
                             Except as otherwise set forth herein, the terms and conditions of the New Facility shall be documented in a credit agreement (the "NEW CREDIT
                             AGREEMENT") with terms and conditions
                             substantially identical to the terms and conditions of the existing U.S. $750,000,000
                             Credit Agreement dated as of May 15, 1996 for the Borrower agented by Bank of Montreal (the "CREDIT
                             AGREEMENT").

OPTION TERMS:                The Option shall be exercisable by the Borrower at
                             any time from and after acceptance by Bank of Montreal and the Borrower of this Summary of Terms and Conditions and the commitment letter (the
                             "COMMITMENT LETTER") to which this Summary is attached through and including, at the Borrower's election made at the time the Commitment Letter is accepted by the Borrower, either (x) June 16, 1997 (the "SIXTY DAY OPTION"), or (y) July 16,
                             1997 (the "NINETY DAY OPTION"); whichever of the
                             Sixty Day Option and the Ninety Day Option is elected by the Borrower at the time it accepts the Commitment Letter, the "OPTION"). The Option shall be exercisable only in full and not in part. In order to exercise the Option, the Borrower shall give written notice to Bank of Montreal of such exercise (any such exercise, the "EXERCISE"). If the Option shall not have been exercised before 5:00 p.m. (Chicago time) on June
                             16, 1997 (if the Sixty Day Option is elected), or
                             July 16, 1997 (if the Ninety Day Option is elected), the Option shall expire, provided that all amounts previously paid by the Borrower in respect thereof shall be non-refundable.

BORROWER:                    Loewen Group International, Inc. ("LGII").

GUARANTOR:                   The Loewen Group Inc., a corporation incorporated
                             under the laws of the Province of British
                             Columbia ("TLGI").

AGENT:                       Bank of Montreal.

LENDERS: A group of lenders selected by the Agent in consultation with the Borrower, which lenders may include some or all of the existing lenders under the Credit Agreement (such lenders to selected, together with the Agent in its capacity as a lender, the "LENDERS"). The lenders will not be selected until after the Exercise of the Option.

PURPOSE: General Corporate Purposes to include the refinancing of certain indebtedness, friendly acquisitions, and L/C issuances.

SECURITY:                    Pledge of shares of Canadian and US subsidiaries
                             shared ratably by all senior lenders under the Collateral Trust Agreement dated as of May 15,
                             1996. The obligations of the Borrower in respect of the New Facility shall be Class A Secured
                             Indebtedness under such Collateral Trust
                             Agreement.

FINAL MATURITY:              May 29, 2001 (or May 29, 2002 if the Facility
                             Termination Date shall have been extended pursuant to the terms of Section 2.18 of the Credit Agreement prior to the date on which the Borrower Exercises the Option).

EXTENSION OPTIONS:           Two one-year extensions of the New Facility at
                             the Borrower's request and at the Lenders' option on terms substantially similar to those set forth in the Credit Agreement.

AGENCY FEE:                  US $100,000 per annum payable at each anniversary
                             date of the New Credit Agreement on the terms
                             (but not the dates) provided in the Credit
                             Agreement.

UPFRONT OPTION GRANTING FEE: 0.125% on $250,000,000, if the Sixty Day Option
                             is elected, or 0.25% on $250,000,000, if the
                             Ninety Day Option is elected, payable by the Borrower upon acceptance by the Borrower and Bank of Montreal of this Summary of Terms and Conditions and the Commitment Letter as consideration for Bank of Montreal to grant the Option and keep the Option exercisable by the Borrower until June 16, 1997 or July 16, 1997, as applicable.

OPTION EXERCISE FEE:         0.25% on $250,000,000 payable by the Borrower
                             immediately upon the Exercise of the Option.

COMMITMENT FEE:              A per annum fee (per the applicable pricing grid
                             below), calculated on a 360-day basis payable on the average daily unused portion of the Aggregated Commitment under the New Credit
                             Agreement payable quarterly in arrears to the Lenders ratably in proportion to their commitments from the Closing Date for the New
                             Facility until termination of the New Credit
                             Agreement.

INTEREST RATES:              The Borrower will have the option of either:

                         - The ABR + Applicable Margin in the applicable pricing
                           grid
                         - LIBOR + Applicable Margin in the applicable
                           pricing grid
                         - Fixed CD + Applicable Margin in the applicable
                           pricing grid
                         - Letters of Credit at the Applicable Margin for
                           LIBOR plus a 12.5 bps fee to the fronting bank.

PRICING GRID:

Pricing in the period from January 1, 1997 through the Borrower's receipt of Equity Proceeds (as hereinafter defined) is to be based on previous quarter Debt/Adjusted EBITDA ratios as follows:


-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                    Level A           Level B                 Level C                 Level D
-----------------------------------------------------------------------------------------------------------
Consolidated                          greater than 5.00 and   greater than 5.50 and   greater than 5.75 and
Indebtedness/       less than = 5.00  less than = 5.50        less than = 5.75        less than = 6.00
Adjusted EBITDA
-----------------------------------------------------------------------------------------------------------
Commitment Fee      25.0bps           25.0bps                 25.0bps                  25.0bps
-----------------------------------------------------------------------------------------------------------
LIBOR Margin/       87.5bps           100.0bps                125.0bps                 125.0bps
L/C Fee
-----------------------------------------------------------------------------------------------------------
CD Margin           100.0bps          112.5bps                137.5bps                 137.5bps
-----------------------------------------------------------------------------------------------------------
ABR Margin          0                 0                       25.0bps                  37.5bps
-----------------------------------------------------------------------------------------------------------
Quarterly Excess    0                 $250,000                $250,000                 $500,000
Leverage Fee
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------


Usage Fee: spreads will increase by 7.5bps when usage is over 65% of the New Facility

For all periods thereafter, pricing is to be based on TLGI's public debt ratings as follows:


-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                    LEVEL I           LEVEL II                LEVEL III                LEVEL IV         LEVEL V
-----------------------------------------------------------------------------------------------------------------
Credit Quality of   A- or Better      BBB/BBB+                BBB-                     BB+              BB or
TLGI                                                                                                    Lower
-----------------------------------------------------------------------------------------------------------------
Commitment Fee      17.5 bps          15.0 bps                17.5 bps                 20.0 bps         37.5 bps
-----------------------------------------------------------------------------------------------------------------
LIBOR Margin/       25.0 bps          35.0 bps                45.0 bps                 70.0 bps         100.0 bps
L/C Fee
-----------------------------------------------------------------------------------------------------------------
CD Margin           37.5 bps          47.5 bps                57.5 bps                 82.5 bps         112.5 bps
-----------------------------------------------------------------------------------------------------------------
ABR Margin          0                 0                       0                        0                12.5 bps
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------


Usage Fee: Spreads will increase by 7.5 bps when usage is over 65% of the New Facility except under Level I and except under the ABR margin.


GENERAL PROVISIONS
RELATING TO INTEREST RATES:          The provisions of the Credit Agreement regarding interest
                                     rates shall be applicable to the New Facility. LIBOR Rate
                                     interest periods shall be one, two, three, or six months.
                                     Fixed CD Rate interest periods shall be 30, 60, 90 or 180
                                     days. Interest on ABR loans shall be payable quarterly in
                                     arrears, upon any prepayments and final maturity. Interest on LIBOR Rate loans or Fixed CD Rate loans shall be
                                     payable in arrears on the last day of each interest period and, in the case of an interest period longer than three
                                     months, quarterly, upon any prepayment and at final
                                     maturity. Interest on ABR loans shall be calculated for
                                     actual days elapsed on the basis of a 365, or when
                                     appropriate 366, day year. Interest on LIBOR Rate loans
                                     and Fixed CD Rate loans and fees shall be calculated for
                                     actual days elapsed on the basis of a 360-day year.

                                     The Credit Agreement provisions relating to yield
                                     protection, availability and capital adequacy shall also be applicable to the New Facility. After default, the interest rate will be equal to the applicable rate of interest plus 2%
                                     per annum.

DRAWDOWNS:                           Drawdowns will be permitted on the terms set forth in the
                                     Credit Agreement, which terms include that such
                                     drawdowns shall be in minimum amounts of $10MM with
                                     additional increments of $1MM for all loans. Drawdowns
                                     are at the Borrower's option upon notice by 10:30 a.m.
                                     (Chicago time):
                                     (1) on the Borrowing date for ABR Loans;
                                     (2) two business days prior for fixed CD Rate Loans; and
                                     (3) three business days prior for LIBOR Rate Loans.

PREPAYMENTS:                         Prepayments will be permitted on the terms set forth in the
                                     Credit Agreement, which terms include that ABR Loans
                                     may be prepaid in a minimum amount of $10MM at any
                                     time with the same day's notice by 11:00 a.m. (Chicago
                                     time), and that LIBOR Rate and Fixed CD Rate Loans may
                                     be prepaid in whole before the end of the applicable interest period, subject to payment of applicable breakage costs by the Borrower, upon notice by 11:00 a.m. (Chicago time) on
                                     the same day, two business days prior for Fixed CD Rate
                                     Loans, or three business days prior for LIBOR Rate Loans.

TERMINATION OR
REDUCTION OF COMMITMENTS:            Unused Commitments in amounts of $10,000,000 may be
                                     terminated at any time upon three business day's notice.


CONDITIONS PRECEDENT
TO NEW FACILITY:                   Usual and customary conditions precedent,
                                   including, but not limited to, the
                                   following:
                                   a) not less than US$250,000 of equity
                                      ("EQUITY PROCEEDS") shall have been
                                      raised in connection with the anticipated equity issue by TLGI (such equity issue to be on substantially the terms previously described by the Borrower to Bank of Montreal);

                                   b) confirmation that the Borrower's
                                      obligations in respect of the New
                                      Facility can be registered as
                                      Additional Secured Indebtedness under
                                      the Collateral Trust Agreement and
                                      qualify thereunder as Class A Secured
                                      Indebtedness;

                                   c) no Default or Unmatured Default shall
                                      have occurred and be continuing under
                                      the Credit Agreement;

                                   d) all representations and warranties of
                                      the Borrower and the Guarantor set
                                      forth in the Credit Agreement and all
                                      related documents shall be true and
                                      correct; and

                                   e) completion of documentation
                                      satisfactory to the Agent and Lenders'
                                      counsel.

CONDITIONS PRECEDENT
TO SUBSEQUENT LOANS:               As set forth in the Credit Agreement,
                                   including, but not limited to, the
                                   following:
                                   a) continued accuracy of representations
                                      and warranties; and

                                   b) absence of Default or Unmatured Default.

REPRESENTATIONS AND WARRANTIES:    As set forth in the Credit Agreement.

REPORTING REQUIREMENTS:            As set forth in the Credit Agreement.

COVENANTS:                         As set forth in the Credit Agreement.

FINANCIAL COVENANTS:               As set forth in the Credit Agreement.

EVENTS OF DEFAULT:                 As set forth in the Credit Agreement.

ASSIGNMENT:                        Each Lender may, in its sole discretion,
                                   sell participations and assignments on the terms set forth in the Credit Agreement, which terms include that any such participations and assignments must be in minimum amounts of $5MM, and with the consent of the Borrower and the Agent to prospective assignees (and the Borrower shall release the assignor Lender for the amount so assigned).

REQUIRED LENDERS:                  Lenders holding at least 66 2/3% of the
                                   commitments and/or outstanding loans under the New Credit Agreement.

TAXES: All payments will be made free and clear of any present or future domestic or foreign taxes, withholdings or deductions, whatsoever, in accordance with the terms set forth in the Credit Agreement.

GOVERNING LAW:                     State of New York.

LENDERS COUNSEL:                   Mayer, Brown and Platt.

MARKET CONDITION:                  This Summary of Terms and Conditions is
                                   prepared as of April 14, 1997 and may not prevail depending on market conditions and a clear market in which to syndicate the New Facility.

ANY UNDERWRITING OF THIS TRANSACTION IS SUBJECT TO THERE BEING NO MATERIAL DISRUPTION OF THE FINANCIAL MARKETS IN BANK OF MONTREAL'S REASONABLE OPINION WHICH IMPACTS PRICING OR AVAILABILITY OF CREDIT IN A MATERIAL WAY (SUCH AS, WITHOUT LIMITATION, IMPOSITION OF A BANKING MORATORIUM BY FEDERAL OR STATE BANKING AUTHORITIES OR IMPAIRMENT OF PRIMARY SYNDICATION OR SECONDARY TRADING OF FACILITIES SIMILAR TO THAT CONTEMPLATED HEREUNDER). IN ADDITION, ALL TAX, ACCOUNTING AND LEGAL MATTERS INCIDENT TO THE TRANSACTION INCLUDING, WITHOUT LIMITATION, THE DEFINITIVE DOCUMENTATION MUST BE SATISFACTORY IN FORM AND SUBSTANCE TO BANK OF MONTREAL AND ITS LEGAL COUNSEL.